AMENDED AND RESTATED BY-LAWS

of

TRANSPARENT VALUE TRUST
(a Delaware Statutory Trust)
Dated as of August 27, 2020

ARTICLE 1
Agreement and Declaration
of Trust and Offices
          1.1. AGREEMENT AND DECLARATION OF TRUST. These Amended and Restated By-Laws shall be subject to the Amended and Restated Agreement and Declaration of Trust, as from time to time in effect (the “Declaration of Trust”), of Transparent Value Trust (the “Trust”), the Delaware statutory trust established by the Declaration of Trust. The words “include”, “includes” or “including” and words of similar import shall, unless otherwise stated, be deemed to be followed by the words “without limitation”.
          1.2. PRINCIPAL OFFICE OF THE TRUST. The principal executive office of the Trust, and such additional offices as the Board of Trustees or the officers of the Trust may establish, shall be located in such places as the Board of Trustees or the officers may, from time to time, determine.
ARTICLE 2
Meetings of Shareholders
          2.1. PLACE OF MEETING. Meetings of the Shareholders for the election of Trustees or for any other purpose shall be held in such place (including that the meeting will be held by remote communication, as applicable) as shall be fixed by resolution of the Board of Trustees or the president, vice president, treasurer or secretary of the Trust, including that such meeting may be held remotely, as provided in Section 2.13 hereof, and stated in the notice of the meeting.
          2.2. ANNUAL MEETINGS. An Annual Meeting of Shareholders will not be held unless any federal securities laws and the rules thereunder applicable to the Trust, including any exemptive, interpretive or other relief (including no-action relief) or guidance issued by the Securities and Exchange Commission or the Staff of the Securities and Exchange Commission (collectively, “Applicable Law”), require the election of Trustees to be acted upon.
          2.3. SPECIAL MEETINGS. Special Meetings of the Shareholders may be called at any time by the Chairman, or President, or by a majority of the Board of Trustees, and shall be called by the Secretary upon written request of the holders of shares (as defined in the Declaration of Trust) (“Shares”) entitled to cast not less than ten percent (10%) of all the votes entitled to be cast at such meeting provided that:

(a)	Such request shall state the purposes of such meeting and the matters proposed to be acted on.

(b)	The Shareholders requesting such meeting shall have paid to the Trust the reasonable estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Shareholders. No special meeting need be called upon the request of Shareholders entitled to cast less than a majority of all votes entitled to be cast at such meeting to consider any matter which is substantially the same as a matter voted on at any meeting of the Shareholders held during the preceding twelve months. The foregoing provisions of this section 2.3 notwithstanding a special meeting of Shareholders shall be called upon the request of the holders of at least ten percent of the votes entitled to be cast for the purpose of consideration of the removal of a Trustee from office as provided in section 16(c) of the Investment Company Act of 1940, as amended (the “1940 Act”).
          2.4. NOTICE. Not less than seven days before the date of every Annual or Special Shareholders Meeting, the Secretary shall cause to be mailed, transmitted or otherwise made available to each Shareholder entitled to vote at such meeting at his (her) address (as it appears on the records of the Trust at the time of mailing) notice stating the time and place of the meeting (including that the meeting will be held by remote communication, as applicable) and, in the case of a Special Meeting of Shareholders, shall be limited to the purposes stated in the notice. Notice of adjournment of a Shareholders meeting to another time or place (including that the meeting will be held by remote communication, as applicable) need not be given, if such time and place are announced at the meeting. Notice of any meeting of Shareholders shall be given by any means not prohibited by Applicable Law, including by hand delivery, telephone, overnight courier, telegram, facsimile, telex, telecopier, electronic mail or other electronic means, by press release or posting on a website, or by mail, postage prepaid. The Trust or its transfer agent shall be entitled to rely on the phone number, address, facsimile number, e-mail address or other contact information of a Shareholder appearing on the books of the Trust or its transfer agent. Notice shall be deemed to have been given at the time when made by telephone, delivered personally, deposited in the mail or with an overnight courier or sent by telegram, facsimile, telex, telecopier, electronic mail or other means of communication or posted or filed or as otherwise provided herein.
          2.5. RECORD DATE FOR MEETINGS. Subject to the provisions of the Declaration of Trust, the Board of Trustees may fix in advance a date not more than ninety, nor less than ten days, prior to the date of any annual or special meeting of the Shareholders as a record date for the determination of the Shareholders entitled to receive notice of, and to vote at any meeting and any adjournment thereof; and in such case such Shareholders and only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to receive notice of and to vote at such meeting and any adjournment thereof as the case may be, notwithstanding any transfer of any stock on the books of the Trust after any such record date fixed as aforesaid.
          2.6. QUORUM. Except as otherwise provided by the 1940 Act or in the Declaration of Trust, at any meeting of Shareholders, the presence in person or by proxy of the holders of record of Shares issued and outstanding and entitled to vote representing more than twenty-five percent (25%) of the total combined net asset value of all Shares issued and outstanding and entitled to vote shall constitute a quorum for the transaction of any business at the meeting.
          If, however, a quorum shall not be present or represented at any meeting of the Shareholders, the holders of a majority of the votes present or in person or by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented to a date not more than 120 days after the original record date or another date and time within a reasonable time after the date set for the original meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.
          2.7. VOTING. Each Shareholder shall have one vote for each Share (and a fractional vote for each fractional Share) held by such Shareholder on the record date set pursuant to Section 5 on each matter submitted to a vote at a meeting of Shareholders. For purposes of this section and Section 6 of this Article 2, net asset value shall be determined in accordance with the Declaration of Trust as of the record date for such meeting set pursuant to Section 5. There shall be no cumulative voting in the election of Trustees. Votes may be made in person or by proxy.
        At all meetings of the Shareholders, a quorum being present, all matters shall be decided by majority of the votes entitled to be cast held by Shareholders present in person or by proxy, unless the question is one for which by express provision of the laws of the State of Delaware, the 1940 Act, or the Declaration of Trust, a different vote is required, in which case such express provision shall control the decision of such question. At all meetings of Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the Chairman of the meeting.
          2.8. VOTING – PROXIES. Unless the proxy provides otherwise, it shall not be valid for more than eleven (11) months before the date of the meeting. All proxies shall be delivered to the secretary or other person responsible for recording the proceedings before being voted. A valid proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it before the vote pursuant to that proxy is taken (a) by a writing delivered to the Trust stating that the proxy is revoked, (b) by a subsequent proxy executed by such person, (c) attendance at the meeting and voting in person by the person executing that proxy, or (d) revocation by such person using any electronic, telephonic, computerized or other alternative means authorized by the Trustees for authorizing the proxy to act; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted. Unless revoked, any proxy given in connection with a postponed or adjourned meeting for which a new record date is fixed shall continue to be valid so long as the Shareholder giving such proxy is a Shareholder of record on such new such record date.
A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice to the contrary from any one of them in which case such proxy shall not be valid and no vote shall be received in respect of such Shares unless all persons holding such Shares shall agree on their manner of voting. Unless otherwise specifically limited by their terms, proxies shall entitle the Shareholder to vote at any adjournment of a Shareholders’ meeting.
2.9. CONCERNING VALIDITY OF PROXIES, BALLOTS, ETC. At every meeting of the Shareholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the secretary of the meeting, who shall decide all questions touching the qualification of voters, the validity of proxies, and the acceptance or rejection of votes, unless inspectors of election shall have been appointed as provided below in this section, in which event such inspectors of election shall decide all such questions.
A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. Subject to the provisions of the Delaware Act, the Declaration of Trust, or these By-laws, the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, shall govern all matters concerning the giving, voting or validity of proxies, as if the Trust were a Delaware corporation and the Shareholders were stockholders of a Delaware corporation.

The Board of Trustees prior to any meeting of the Shareholders may, or, if they have not so acted, the chairman of the meeting may, appoint one or more inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspector at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Trustee shall be appointed as an inspector.
The chairman of the meeting may cause a vote by ballot to be taken upon any election or matter, and, to the extent required by Applicable Law, but only to such extent, such vote shall be taken upon the request of the Shareholders owning Shares representing ten percent (10%) or more of the total combined votes of all Shares of the Trust issued and outstanding and entitled to vote on such election or matter.
2.10. ORGANIZATION. Unless otherwise determined by the Trustees or a committee of the Board of Trustees or an officer of the Trust to whom such authority has been delegated by the Board of Trustees, at every meeting of Shareholders, the chairman or, in his or her absence, the president or, in his or her absence, a vice-president or, in his or her absence, any other officer of the Trust, or in the absence of any of the foregoing, a chairman chosen by majority vote of the Shareholders present in person or by proxy and entitled to vote thereat, shall act as chairman. The secretary or, in his or her absence, an assistant secretary, or, in the absence of either of the foregoing officers, a secretary of the meeting chosen by the chairman shall act as secretary at all meetings of Shareholders.
Subject to these By-laws, the Board of Trustees of the Trust shall be entitled to make such rules and regulations for the conduct of meetings of Shareholders as it shall deem necessary, appropriate or convenient, and, subject to these By-laws and such rules and regulations of the Board of Trustees, if any, the chairman of any meeting of the Shareholders shall determine the order of business and the procedures for conduct of business at the meeting, including regulation of the manner of voting, the conduct of discussion, the appointment of inspectors, the adjournment of the meeting, and the determination of all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes.
          2.11. STOCK LEDGER AND LIST OF SHAREHOLDERS. It shall be the duty of the Secretary or Assistant Secretary of the Trust to cause an original or duplicate Share ledger to be maintained at the office of the Trust’s transfer agent. Such Share ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

          2.12. ACTION WITHOUT MEETING. Any action to be taken by Shareholders may be taken without a meeting and without prior notice if Shareholders holding a majority of the Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of the Declaration of Trust, by the By-Laws or by applicable law) and holding a majority (or such larger proportion as aforesaid) of the Shares of any Series (or Class) entitled to vote separately on the matter consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.
2.13. MEETINGS BY REMOTE COMMUNICATION. Notwithstanding anything to the contrary in these By-Laws, the Trustees or a committee of the Board of Trustees or the president, vice president, treasurer or secretary of the Trust may determine at any time, including, without limitation, after the calling of any meeting of Shareholders, that any meeting of Shareholders be held solely by means of remote communication or both at a physical location and by means of remote communication. Notwithstanding anything to the contrary in these By-Laws, if it is determined after notice of the meeting has been delivered to Shareholders that participation by Shareholders in the meeting shall or may be conducted by means of remote communication, announcement of such change may be made at any time by press release or any other means as may be permitted or required by Applicable Law. If the Trustees or a committee of the Board of Trustees or the president, vice president, treasurer or secretary of the Trust shall determine that any meeting of Shareholders be held solely by means of remote communication or both at a physical location and by means of remote communication, subject to such guidelines and procedures as the Trustees or such committee or such officer may adopt, Shareholders and proxyholders not physically present at a meeting of Shareholders may, by means of remote communication: (a) participate in a meeting of Shareholders; and (b) be deemed present in person and vote at a meeting of Shareholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that: (i) the Trust shall implement such measures as the Board of Trustees deem to be reasonable (A) to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a Shareholder or proxyholder; and (B) to provide such Shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Shareholders; and (ii) if any Shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Trust. In accordance with Section 2.4 hereof, and subject to Applicable Law, the Board of Trustees may, in its sole discretion, notify Shareholders of any postponement, adjournment or a change of the place of a meeting of Shareholders (including a change to hold the meeting solely by means of remote communication) solely by a document publicly filed by the Trust with the Securities and Exchange Commission.
ARTICLE 3
Board of Trustees
3.1 Regular Meetings. Regular meetings of the Board of Trustees shall be at such time and place as shall be fixed by the Trustees. Such regular meetings may be held without notice.
3.2 Special Meetings. Special meetings of the Board of Trustees for any purpose or purposes shall be held whenever and wherever ordered by the Chairman of the Board, the president or by any two (2) Trustees.
3.3. ELECTIONS. Provided a quorum is present, the Trustees shall be elected by the vote of a plurality of the votes present in person or by proxy, except that any vacancy on the Board of Trustees may be filled by a majority vote of the Board of Trustees, although less than a quorum, subject to the requirements of Section 16(a) of the 1940 Act.
3.4 Meetings by REMOTE COMMUNICATION; Proxies. Subject to any applicable requirements of the 1940 Act, (i) any meeting, regular or special, of the Board of Trustees (or any committee) may be held by conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting and (ii) at all meetings of the Trustees, every Trustee shall be entitled to vote by proxy, provided that such proxy shall, before or after such meeting, be delivered to the secretary or other person responsible for recording the proceedings of such meeting. To the extent permitted by the 1940 Act, a Trustee may provide any proxy through written, electronic, telephonic, computerized, facsimile, telecommunications, telex or by any other form of communication.
3.5 Notice. Subject to any applicable requirements of the 1940 Act and except as otherwise provided (including Section 3.5 herein), notice of any special meeting shall be given by the secretary or an assistant secretary to each Trustee, by sending by overnight courier or mailing to him or her, postage prepaid, addressed to him or her at his or her address as registered on the books of the Trust or, if not so registered, at his or her last known address, a written or printed notification of such meeting at least four (or two in the case of the overnight courier) days before the meeting, or by sending notice of such meeting to him or her at least 24 hours before the meeting, by prepaid telegram, addressed to him or her at his or her said registered address, if any, or if he or she has no such registered address, at his or her last known address, or by delivering such notice to him or her at least 24 hours before the meeting, or by giving or sending such notice by telephone, facsimile, telex, telecopier, electronic mail or other electronic means to him or her at least 24 hours before the meeting; provided, however, that if in the judgment of the Chairman of the Board or the president, when either is calling the special meeting, the action proposed to be taken at the meeting is of such an urgent nature that 24 hours’ notice cannot reasonably be given, then notice may be given to each Trustee by telephone, facsimile, telex, telecopy, electronic mail or other electronic means at least two hours before the meeting provided that each Trustee is afforded the opportunity to participate in such meeting by conference telephone or similar communications equipment as provided in Section 3.3 hereof.
3.6 Waiver of Notice. No notice of any meeting need be given to any Trustee who attends such meeting in person or to any Trustee who waives notice of such meeting in writing (which waiver shall be filed with the records of such meeting), whether before or after the time of the meeting. Any written consent or waiver may be provided and delivered to the Trust by mail, overnight courier, telegram, facsimile, telex, telecopier, electronic mail or other electronic means.
3.7 Quorum and Voting. At all meetings of the Board of Trustees the presence of a majority or more of the number of Trustees then in office shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting, from time to time, until a quorum shall be present. The action of a majority of the Trustees present at a meeting at which a quorum is present shall be the action of the Board of Trustees unless the concurrence of a greater proportion is required for such action by the Declaration of Trust or Applicable Law. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal from the meeting of one or more Trustees if any action taken is approved by at least a majority of the required quorum for that meeting.
3.8 Action Without a Meeting. Except as otherwise provided under the 1940 Act, any action required or permitted to be taken at any meeting of the Board of Trustees may be taken without a meeting if written consents thereto are signed by a majority of the Trustees. Except as otherwise provided under the 1940 Act, any such written consent may be given by telegram, facsimile, telex, telecopier, electronic mail or similar electronic means. Copies of such written consents shall be filed with the minutes of the proceedings of the Board of Trustees. Such consents shall be treated for all purposes as a vote taken at a meeting of the Trustees. If any action is so taken by the Trustees by the written consent of less than all of the Trustees, prompt notice of the taking of such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.
 3.9 Counsel and Experts. The Trustees who are not Interested Persons may, by vote of a majority of such Trustees, at the Trust’s expense, hire such employees and retain such counsel, accountants, appraisers or other experts or consultants whose services such Trustees may, in their sole discretion, determine to be necessary or desirable from time to time, including services to one or more committees established by the Trustees, and may execute any agreements, contracts, instruments or other documents in connection therewith.
ARTICLE 4
Notices

          4.1. FORM. Notices to Shareholders shall be delivered by any method legally permissible with respect to that type of notice. Such methods may include oral, written, electronic, or otherwise. Delivery of notice shall be made using the most current contact information for that Shareholder appearing on the books of the Trust or made as otherwise provided herein. Notice by mail shall be deemed to be given at the time when the same shall be mailed and notice by a document publicly filed with the Securities and Exchange Commission shall be deemed given at the time the Trust files such document. Notice by other means shall be deemed given as otherwise provided herein.
          4.2. WAIVER. Whenever any notice of the time, place or purpose of any meeting of Shareholders, Trustees or a Committee is required to be given under the provisions of the Declaration of Trust or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of Shareholders in person or by proxy, or at the meeting of Trustees or a Committee in person, shall be deemed equivalent to the giving of such notice to such persons.
ARTICLE 5
Board Chairman and Trust Officers
5.1 General. The officers of the Trust shall be a president, one or more vice-presidents, a secretary, a treasurer and a chief compliance officer, and may include such other officers appointed in accordance with Section 5.7 hereof. The Board of Trustees may elect, but shall not be required to elect, a comptroller.
5.2 Election, Term of Office and Qualifications. The Trustees shall elect the officers of the Trust (unless such power has been delegated pursuant to Section 5.7 hereof). Each officer elected by the Trustees shall hold office until his or her successor shall have been elected and qualified or until his or her earlier death, inability to serve, removal or resignation. No officer need be a Shareholder or a Trustee.
The chairman of the Board of Trustees shall be chosen from among the Trustees and may hold such position only so long as he or she continues to be a Trustee. The chairman of the Board of Trustees is not an officer of the Trust as a result of serving in such capacity.
Any person may hold one or more offices of the Trust except that the president may not hold the office of vice president, the secretary may not hold the office of assistant secretary, and the treasurer may not hold the office of assistant treasurer; provided further that a person who holds more than one office may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, verified or acknowledged by more than one officer.
5.3 Resignation. Any officer may resign his or her office at any time by delivering a written instrument signed by him or her to the Board of Trustees, the chairman of the Board, the president, the secretary, or any assistant secretary. Unless otherwise specified therein, such resignation shall take effect upon receipt. Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.
5.4 Removal. Any officer may be removed from office with or without cause by the Board of Trustees. In addition, any officer or agent appointed in accordance with the provisions of Section 5.7 hereof may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Board of Trustees.
5.5 Vacancies and Newly Created Offices. Whenever a vacancy shall occur in any office or if any new office is created, the Trustees may fill such vacancy or new office or, in the case of any office created pursuant to Section 5.7 hereof, any officer upon whom such power shall have been conferred by the Board of Trustees may fill such vacancy.

5.6 Powers. The officers of the Trust shall have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may be assigned to them from time to time by the Board of Trustees or the executive committee.
5.7 Subordinate Officers. The Board of Trustees from time to time may appoint such other officers or agents as it may deem advisable, including one or more assistant treasurers and one or more assistant secretaries, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Trustees may determine. The Board of Trustees from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

5.8 Remuneration. The salaries or other compensation of the officers of the Trust shall be fixed from time to time by resolution of the Board of Trustees, except that the Board of Trustees may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any officers or agents.
5.9 Surety Bond. The Trustees may require any officer or agent of the Trust to execute a bond (including, without limitation, any bond required by the 1940 Act and the rules and regulations of the Commission) to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his or her duties to the Trust, including responsibility for negligence and for the accounting of any of the Trust’s property, funds or securities that may come into his or her hands.
ARTICLE 6
Committees
6.1 Establishment. The Board of Trustees may designate one or more committees of the Trustees, including an executive committee. The Trustees shall determine the number of members of each committee and its powers and shall appoint its members. The Trustees may abolish any such committee at any time in their sole discretion.
6.2 Proceedings, Quorum and Manner of Acting. In the absence of an appropriate resolution of the Board of Trustees, any committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Trustees to act in the place of such absent member. All action by any committee shall be reported to the Board of Trustees at its next meeting following such action.
6.3 Powers of the Executive Committee. Except as further limited by the Board of Trustees, if an executive committee has been designated, when the Board of Trustees is not in session the executive committee shall have and may exercise all powers of the Board of Trustees in the management of the business and affairs of the Trust.
6.4 Other Committees. The Board of Trustees may appoint other committees, each consisting of one or more persons, who need not be Trustees. Each such committee shall have such powers and perform such duties as may be assigned to it from time to time by the Board of Trustees, but shall not exercise any power that under Applicable Law may lawfully be exercised only by the Board of Trustees or a committee thereof.
 6.5 Compensation of Committee Members. The chairman of the committee, if any, and members of any duly appointed committee shall receive such compensation and/or fees and reimbursements for expenses as from time to time may be determined by the Trustees.

ARTICLE 7
Seal

           7.1. GENERAL. The Board of Trustees may adopt a seal for the Trust in such form and with such inscription as the Trustees determine. The seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any Trustee or officer of the Trust shall have authority to affix the seal of the Trust to any document requiring the same.
ARTICLE 8
Execution of Instruments, Voting of Securities
8.1 General. All deeds, documents, transfers, contracts, agreements and other instruments requiring execution by the Trust shall be signed by the president, any vice president, the treasurer or secretary or an assistant treasurer or an assistant secretary, or as the Board of Trustees may otherwise, from time to time, authorize. Any such authorization may be general or confined to specific instances.
8.2 Checks, Notes, Drafts, Etc. So long as the Trust shall employ a custodian to keep custody of the cash and securities of the Trust, all checks and drafts for the payment of money by the Trust may be signed in the name of the Trust by the custodian. Except as otherwise authorized by the Board of Trustees, all requisitions or orders for the assignment of securities standing in the name of the custodian or its nominee, or for the execution of powers to transfer the same, shall be signed in the name of the Trust by the president or a vice president and by the treasurer or an assistant treasurer. Promissory notes, checks or drafts payable to the Trust may be endorsed only to the order of the custodian or its nominee and only by the treasurer or president or a vice president or by such other person or persons as shall be authorized by the Board of Trustees.
8.3 Voting of Securities. Unless otherwise ordered by the Board of Trustees, the president or any vice president shall have full power and authority on behalf of the Trust to attend and to act and to vote, or in the name of the Trust to execute proxies to vote, at any meeting of shareholders of any company in which the Trust may hold stock. At any such meeting such officer shall possess and may exercise (in person or by proxy) any and all rights, powers and privileges incident to the ownership of such stock. The Board of Trustees may by resolution from time to time confer like powers upon any other person or persons.
ARTICLE 9
Share Certificates
          9.1. SHARE CERTIFICATES. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise authorize.
          In lieu of issuing certificates for Shares, the Trustees or the transfer agent may either issue receipts therefore or may keep accounts upon the books of the Trust for the record holders of such Shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such Shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.
ARTICLE 10
Indemnification
          10.1. AGENTS, PROCEEDINGS AND EXPENSES. For the purpose of this Article 10, “agent” means any person who is or was a trustee or officer of this Trust and any person who, while a trustee or officer of this Trust, is or was serving at the request of this Trust as a trustee, director, officer, partner, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; “Trust” includes any domestic or foreign predecessor entity of this Trust in a merger, consolidation, or other transaction in which the predecessor’s existence ceased upon consummation of the transaction; “proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative; and “expenses” includes without limitation attorney’s fees and any expenses of establishing a right to indemnification under this Article.

          10.2. ACTIONS OTHER THAN BY THE TRUST. This Trust shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of this Trust) by reason of the fact that such person is or was an agent of this Trust as is or may be provided in the Declaration of Trust.
          10.3. ACTIONS BY THE TRUST. This Trust shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding by or in the right of this Trust as is or may be provided in the Declaration of Trust.
          10.4. REQUIRED APPROVAL. Any indemnification under the Declaration of Trust or this Article 10 shall be made by the Trust only if authorized in the specific case on a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in the Declaration of Trust and is not prohibited from indemnification because of any disabling conduct that is or may be set forth in the Declaration of Trust, by:

(a)	A majority vote of a quorum consisting of trustees who are not parties to the proceeding and are not interested persons of the Trust (as defined in the 1940 Act);

(b)	A written opinion by an independent legal counsel; or

(c)	The Shareholders; however, Shares held by agents who are parties to the proceeding may not be voted on the subject matter under this Sub-Section.
          10.5. LIMITATIONS. No indemnification or advance shall be made under this Article 10, in any circumstances where it appears:

(a)	That it would be inconsistent with a provision of the Declaration of Trust, a resolution of the Shareholders, or an agreement in effect at the time of accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid which prohibits or otherwise limits indemnification; or

(b)	That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.
ARTICLE 11
Amendments to the By-Laws
          11.1. These By-laws may only be amended by the Trustees of the Trust, and no Shareholder vote shall be required for any such amendment.
Amended and Restated as of August 27, 2020.